UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 15, 2016, the Company held its Regular Meeting of Members (the “Regular Meeting”). Of the Company’s 25,410,851 membership units outstanding and entitled to vote at the Regular Meeting, 16,459,218 membership units or 64.8% were present either in person or by proxy.

The following describes the matters considered by the Company’s members at the Regular Meeting, as well as the final results of the votes cast at the meeting.

1.	To set at seven the number of directors to be elected for a term of one year or until their successors are elected and qualified.

For	Against	Abstain
15,878,606	288,108	115,896

2.	To elect seven directors to serve for a period of one year or until their successors are elected and qualified.

Nominee	For	Withhold
Scott A. Brittenham	15,987,098	331,280
Daniel R. Kueter	16,034,506	283,872
Charles M. Miller	16,014,615	303,763
Joshua M. Nelson	16,032,006	286,372
Troy L. Otte	16,160,158	158,220
Richard R. Peterson	16,139,386	178,992
JD Schlieman	16,028,782	289,596

3.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.

For	Against	Abstain
16,208,527	63,213	124,594

4.	To cast a non-binding advisory vote approving executive compensation.

For	Against	Abstain
15,715,018	424,013	243,269

As a result, each nominee listed in Proposal 2 was elected as a director of the Company and Proposals 1, 3 and 4 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and
Chief Financial Officer

Date: March 17, 2016